EXHIBIT 5.1


          [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                     April    , 2002





Rare Medium Group, Inc.
44 West 18th Street, 6th Floor
New York, New York  10011

                 Re:  Rare Medium Group, Inc.
                      Registration Statement on Form S-3
                      (File No. 333-      )

Ladies and Gentlemen:

         We have acted as special counsel to Rare Medium Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 which is being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement includes a prospectus (the "Prospectus") to be furnished to securityholders of the Company in connection with the issuance by the Company of a special dividend in the form of non-transferable subscription rights (the "Rights") entitling the holders thereof to purchase an aggregate of 52,615,467 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the rate of one share of Common Stock for each Right, subject to the purchase of additional shares of Common Stock pursuant to the over-subscription privilege described in the Prospectus. The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), of (i) an aggregate of up to 52,615,467 Rights to purchase Common Stock and (ii) an aggregate of up to 52,615,467 shares of Common Stock (the "New Common Shares").

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

1.       the Registration Statement (together with the Prospectus);

2.       the form of specimen certificate representing the New Common
         Shares;

3. the form of Rights Certificate filed as an exhibit to the Registration Statement;

4. the Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company;

5. the Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company; and

6. resolutions of the Board of Directors of the Company adopted (i) at a meeting held on March 24, 2002 and (ii) by unanimous written consent dated April 2, 2002, in each case relating to the transactions contemplated by the Registration Statement.

         We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have also assumed that the certificates evidencing the New Common Shares will conform to the specimen certificates examined by us evidencing the New Common Shares.

         For purposes of this opinion, we have assumed that prior to the issuance of any of the New Common Shares, the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective under the 1933 Act.

         Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that:

(i) The issuance of the Rights have been duly authorized and when the Rights are distributed as contemplated in the Prospectus, they will be validly issued.

(ii) The issuance and sale of the New Common Shares upon exercise of the Rights have been duly authorized and, when (i) the holders of Rights Certificates have complied with the terms of the Rights Certificates in connection with the exercise thereof, and (ii) the New Common Shares are issued and paid for, the New Common Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,